UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2022

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street, Pennington, NJ	08534-2218
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, On October 2, 2022, the Board of Directors (the “Board”) of OncoSec Medical Incorporated (the “Company”) authorized a restructuring plan (the “Restructuring Plan”) that is designed to prioritize clinical activities in melanoma to reduce operating expenses while advancing the Company’s lead product candidate, TAVO-EP, toward near-term data milestones in connection with the KEYNOTE-695 clinical trial.

In connection with the Restructuring Plan, on December 26, 2022, the Board approved cash bonus retention awards for certain members of the Company’s leadership team, pursuant to which the Company will provide a cash incentive designed to retain such employees (the “Retention Bonuses”).

Pursuant to the terms of the Retention Bonuses, eligible employees, including Robert DelAversano, the Company’s Vice President—Finance and one of the Company’s named executive officers, will each receive a cash bonus award of $50,000 (not to exceed $300,000 in the aggregate for all recipients of the Retention Bonuses), to be paid on or about August 4, 2023, for services rendered to the Company during the period beginning on October 7, 2022 and ending on July 31, 2023, subject to each eligible employee’s continued employment and good standing with the Company on July 31, 2023. Robert Arch, Ph.D., the Company’s President and Chief Executive Officer and George Chi, the Company’s Chief Financial Officer will not receive Retention Bonuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2022	OncoSec Medical Incorporated

	By:	/s / Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer